Exhibit 5.1

August 5, 2026

Choice Hotels International, Inc.

951 Meeting Street, Suite 600

North Bethesda, Maryland 20852

Ladies and Gentlemen:

We have acted as counsel for Choice Hotels International, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”) and (iii) debt securities, which may be issued in one or more series (the “Debt Securities” and, together with the Common Stock and Preferred Stock, the “Securities”).

We have also participated in the preparation of a Prospectus relating to the Securities (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Registration Statement, (ii) the Prospectus, (iii) the Restated Certificate of Incorporation, and the amendments thereto (the “Charter”) and the Third Amended and Restated Bylaws of the Company, (iv) the Indenture, dated as of August 25, 2010, by and between the Company, as issuer, and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.1(d) to the Registration Statement (the “Indenture”), as may be supplemented from time to time, and (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers and employees of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Brussels Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	2200 Pennsylvania Avenue NW, Suite 500 West Washington, DC 20037 Tel +1.202.639.6500 Fax +1.202.639.6604 velaw.com

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In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing the documents that we reviewed has the legal capacity and authority to do so; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement to the Prospectus; (vii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (viii) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) the Indenture, and any supplemental indenture, relating to a particular series of Debt Securities, will be duly authorized, duly executed and delivered by the parties thereto in substantially the form reviewed by us; (x) any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and duly executed and delivered by the Company and the other parties thereto; (xi) any Common Stock issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xii) with respect to shares of Common Stock or Preferred Stock offered by the Company, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter and not otherwise reserved for issuance.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when both (a) the Board of Directors (the “Board”) of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or committee upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or instrument governing the Security providing for conversion, exchange or exercise as approved by the Board or such committee, for the consideration approved by the Board or such committee (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable.

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2. With respect to shares of any series of Preferred Stock, when (a) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or such committee, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board or such committee, for the consideration approved by the Board or such committee (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Debt Securities to be issued under the Indenture, such Debt Securities will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (b) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (c) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (d) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the applicable prospectus supplement to the Prospectus and in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board or such committee, upon payment of the consideration for the Debt Securities as provided for therein.

The opinion expressed in paragraph (3) above with respect to the valid and binding nature of obligations is qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

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We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.